Web.com Reports First Quarter 2011 Financial Results

Non-GAAP revenue exceeds high-end of guidance
Non-GAAP net income per diluted share is consistent with guidance
ARPU growth and record low customer churn levels continue in 1Q
New offerings for Facebook and Mobile receiving high levels of customer interest

JACKSONVILLE, FL – May 3, 2011 – Web.com Group, Inc.  (NASDAQ: WWWW), a leading provider of internet services and online marketing solutions for small businesses, today announced results for the first quarter ended March 31, 2011.

“The first quarter was an encouraging start to 2011 and our financial results were consistent with or above our expectations,” said David Brown, Chairman and CEO of Web.com.  “While the economic environment remains challenging, small businesses are increasingly looking to leverage the growing adoption of online local search, social media and mobile devices. We believe Web.com is well positioned to benefit from this trend due to the combination of our new Facebook and Mobile offerings along with our core web services and online marketing solutions.”

“We have recently initiated plans to further increase investments in our direct response television advertising and “Feet on the Street” lead generation initiatives based on positive returns from our marketing tests,” Brown added. “We believe the combination of increasing revenue growth and incremental cost synergies will enable Web.com to deliver approximately $1.00 per share in non-GAAP EPS for 2011, even after absorbing stepped up marketing expenses and higher than expected diluted shares outstanding following appreciation in Web.com’s share price. We believe our increased investments will further strengthen Web.com’s ability to emerge from the economic downturn with a combination of scale, accelerating growth, and strong profitability and cash flow.”

Summary of First Quarter 2011 Financial Results:

•
Total revenue, calculated in accordance with U.S. generally accepted accounting principles (GAAP), was $39.5 million for the first quarter of 2011, compared to $25.1 million for the first quarter of 2010.  Non-GAAP revenue, which adds back the impact of the fair value adjustment to acquired deferred revenue, was $45.1 million for the first quarter of 2011, slightly ahead of the company’s guidance range of $44.0 million to $45.0 million.

•
Operating loss, calculated in accordance with GAAP, was $3.6 million for the first quarter of 2011 and included a $5.7 million negative impact related to the fair value adjustment to acquired deferred revenue and prepaid registry fees.  For the first quarter of 2010, the company reported GAAP operating loss of $315 thousand.

•
GAAP net loss from continuing operations was $5.7 million, or ($0.21) per diluted share, for the first quarter of 2011, and included the above mentioned impact related to the fair value adjustment to acquired deferred revenue and prepaid registry fees. GAAP net loss from continuing operations was $745 thousand, or ($0.03) per diluted share, in the first quarter of 2010.

•
Non-GAAP operating income was $7.7 million for the first quarter of 2011, representing a non-GAAP operating margin of 17% and an increase of 128% compared to $3.4 million for the first quarter of 2010.

•
Non-GAAP net income from continuing operations was $6.4 million for the first quarter of 2011, or $0.21 per diluted share, an increase of 91% on a year-over-year basis.  This represented the mid-point of the company’s guidance of $0.20 to $0.22 and included a $0.01 per share negative impact due to higher than expected weighted average shares outstanding following the appreciation of Web.com’s stock price during the quarter.  Non-GAAP net income from continuing operations was $3.3 million, or $0.12 per diluted share, for the first quarter of 2010.

•
Adjusted EBITDA was $8.6 million for the first quarter of 2011, an increase of 113% compared to $4.0 million for the first quarter of 2010.  Adjusted EBITDA margin for the first quarter was 19%, an increase from 16% in the first quarter of 2010.

•
Cash flow from operations was $1.5 million for the first quarter of 2011 and $4.2 million excluding the pay down of accrued restructuring expenses, assumed compensation liability and expenses associated with the Register.com acquisition.  This compared to $1.8 million and $2.3 million, respectively, for the first quarter of 2010.

First Quarter and Recent Business Highlights:

•	Consolidated average revenue per user (ARPU) was $15.64 for the first quarter of 2011, an increase from $15.39 in the fourth quarter of 2010.

•	Customer churn was 1.8% for the first quarter of 2011, consistent with the fourth quarter of 2010.

•
Web.com’s total net subscribers were approximately 939,000 at the end of the first quarter of 2011.  This net subscriber count reflects modest growth in Web.com’s web services and value-add solutions’ customer base, offset by a reduction in the number of domain name services customers.

•
Web.com paid down approximately $4.5 million in debt in the first quarter, which was $2.3 million more than required under terms of its debt agreement and the third quarter in a row of accelerated prepayment.

•	The company successfully completed the integration of the former Register.com New York data center into Web.com’s Atlanta-based facility.

Conference Call Information

Management will host a conference call to discuss Web.com’s results and other matters related to the Company’s business and guidance related to future results, today May 3, 2011, at 5:00 p.m. (Eastern Time). A live webcast of the call will be available at the “Investor Relations” page of the Company’s website, http://ir.web.com. To access the call, dial 877-407-0784 (domestic) or 201-689-8560 (international). A replay of this conference call will be available for a limited time at 877-870-5176 (domestic) or 858-384-5517 (international). The replay conference ID is 370541. A replay of the webcast will also be available for a limited time at http://ir.web.com.

About Web.com
Web.com Group, Inc. (Nasdaq: WWWW) is a leading provider of internet services and online marketing solutions for small businesses. Web.com meets the needs of small businesses anywhere along their lifecycle by offering a full range of online services and support, including domain name registration services, website design, logo design, search engine optimization, search engine marketing and local sales leads, general contractor leads, franchise and homeowner association websites,  shopping cart software, eCommerce web site design and call center services. For more information on the company, please visit http://www.web.com/ or call 1-800-GETSITE.

Note to Editors: Web.com is a registered trademark of Web.com Group, Inc.

Use of Non-GAAP Financial Measures
Some of the measures in this press release are non-GAAP financial measures within the meaning of the SEC Regulation G.  Web.com believes presenting non-GAAP measures  is useful to investors, because it describes the operating performance of the company, excluding some recurring charges that are included in the most directly comparable measures calculated and presented in accordance with GAAP.  Company management uses these non-GAAP measures as important indicators of the Company’s past performance and in planning and forecasting performance in future periods. The non-GAAP financial information Web.com presents may not be comparable to similarly-titled financial measures used by other companies, and investors should not consider non-GAAP financial measures in isolation from, or in substitution for, financial information presented in compliance with GAAP.  You are encouraged to review the reconciliation of non-GAAP financial measures to GAAP financial measures included elsewhere in this press release.

Relative to each of the non-GAAP measures the Company presents above, management further sets forth its rationale as follows:

•
Non-GAAP Revenue.  We exclude from non-GAAP revenue the impact of the fair value adjustment to acquired deferred revenue because we believe that excluding such measures helps management and investors better understand our revenue trends.

•
Non-GAAP Operating Income.  The Company excludes from non-GAAP operating income amortization of intangibles, fair value adjustment to deferred revenue and prepaid registry fees, restructuring charges, corporate development expenses and stock-based compensation charges.  Management believes that excluding these items assists investors in evaluating period-over-period changes in the Company’s operating income without the impact of items that are not a result of the Company’s day-to-day business and operations.

•
Non-GAAP Net Income and Non-GAAP Net Income Per Diluted Share.  The Company excludes from non-GAAP net income and non-GAAP net income per diluted share amortization of intangibles, income tax expense, fair value adjustment to deferred revenue and prepaid registry fees, restructuring charges, corporate development expenses, amortization of financing fees, stock-based compensation, and includes cash income tax expense, because management believes that excluding such measures helps investors better understand the Company’s operating activities.

•
Adjusted EBITDA. The Company excludes from Adjusted EBITDA depreciation expense, amortization of intangibles, income tax, interest expense, interest income, stock-based compensation, corporate development expenses, and restructuring charges, because management believes that excluding such items helps investors better understand the Company's operating activities.

•
In respect of the foregoing, Web.com provides the following supplemental information to provide additional context for the use and consideration of the non-GAAP financial measures used elsewhere in this press release:

•
Stock-based compensation.   These expenses consist of expenses for employee stock options and employee stock purchases under ASC 718-10. The Company excludes stock-based compensation expenses from our non-GAAP measures primarily because they are non-cash expenses. Prior to the adoption of ASC 718-10 in fiscal 2006, the Company did not include expenses related to employee stock options and employee stock purchases directly in its financial statements, but elected, as permitted, to disclose such expenses in the footnotes to its financial statements. As the Company applies ASC 718-10, it believes that it is useful to its investors to understand the impact of the application of ASC 718-10 to its operational performance, liquidity and its ability to invest in research and development and fund acquisitions and capital expenditures. While stock-based compensation expense calculated in accordance with ASC 718-10 constitutes an ongoing and recurring expense, such expense is excluded from non-GAAP results because it is not an expense that typically requires or will require cash settlement by the Company and because such expense is not used by management to assess the core profitability of the Company’s business operations. The Company further believes these measures are useful to investors in that they allow for greater transparency to certain line items in our financial statements. In addition, excluding this item from various non-GAAP measures facilitates comparisons to the Company’s competitors’ operating results.

•
Amortization of intangibles.  The Company incurs amortization of acquired intangibles under ASC 805-10-65. Acquired intangibles primarily consist of customer relationships, non-compete agreements, trade names, and developed technology. The Company expects to amortize for accounting purposes the fair value of the acquired intangibles based on the pattern in which the economic benefits of the intangible assets will be consumed as revenue is generated. Although the intangible assets generate revenue for the Company, the item is excluded because this expense is non-cash in nature and because the Company believes the non-GAAP financial measures excluding this item provide meaningful supplemental information regarding the Company’s operational performance.  In addition, excluding this item from various non-GAAP measures facilitates management’s internal comparisons to the Company’s historical operating results and comparisons to the Company’s competitors’ operating results.

•
Depreciation expense.  The Company incurs depreciation expense associated with its fixed assets.  Although the fixed assets generate revenue for the Company, the item is excluded because this expense is non-cash in nature and because the Company believes the non-GAAP financial measures excluding this item provide meaningful supplemental information regarding the Company’s operational performance, liquidity and its ability to invest in research and development and fund acquisitions and capital expenditures.  In addition, excluding this item from certain non-GAAP measures facilitates management’s internal comparisons to the Company’s historical operating results and comparisons to the Company’s competitors’ operating results.

•
Amortization of deferred financing fees.  The Company incurs amortization expense related to deferred financing fees.  This item is excluded because the Company believes the non-GAAP measures excluding this item provide meaningful supplemental information regarding the Company’s operational performance.  In addition, excluding this item from various non-GAAP measures facilitates management’s internal comparisons to the Company’s historical operating results and comparisons to the Company’s competitors’ operating results.

•
Restructuring charges.  The Company has recorded restructuring charges.  The Company excludes the impact of these expenses from its non-GAAP measures, because such expense is not used by management to assess the core profitability of the Company’s business operations.

•
Income tax expense.  Due to the magnitude of the Company’s historical net operating losses and related deferred tax asset, the Company excludes income tax expense from its non-GAAP measures primarily because they are not indicative of the cash tax paid by the Company and therefore are not reflective of ongoing operating results. Further, excluding this non-cash item from non-GAAP measures facilitates management’s internal comparisons to the Company’s historical operating results.  The Company also excludes income tax expense altogether from certain non-GAAP financial measures because the Company believes that the non-GAAP measures excluding this item provide meaningful supplemental information regarding the Company’s operational performance and facilitates management’s internal comparisons to the Company’s historical operating results and comparisons to the Company’s competitors’ operating results.

•
Fair value adjustment to deferred revenue and prepaid registry fees.  The Company has recorded a fair value adjustment to acquired deferred revenue and prepaid registry fees in accordance with ASC 805-10-65. The Company excludes the impact of this adjustment from its non-GAAP measures, because doing so results in non-GAAP revenue and non-GAAP net income which are reflective of ongoing operating results and more comparable to historical operating results, since the majority of the Company’s revenue is recurring subscription revenue. Excluding the fair value adjustment to deferred revenue and prepaid registry fees therefore facilitates management’s internal comparisons to the Company’s historical operating results.

•
Corporate development expenses. The Company incurred professional fees to assist us in performing due diligence procedures for the acquisition of Register.com in July 2010. The Company excludes the impact of these expenses from its non-GAAP measures, because such expense is not used by management to assess the core profitability of the Company’s business operations.

Forward-Looking Statements
This press release includes certain "forward-looking statements" including, without limitation, statements regarding the expected growth from our investment in marketing initiatives, cost synergies resulting from our recent combination with Register.com acquisition, expected benefits to merchants and other customers, market opportunities, and expected customer base, that are subject to risks, uncertainties and other factors that could cause actual results or outcomes to differ materially from those contemplated by the forward-looking statements.  These forward-looking statements include, but are not limited to, plans, objectives, expectations and intentions and other statements contained in this presentation that are not historical facts.  These statements are sometimes identified by words such as “believe,” “potential,” “will,” “expect,” “opportunities,” or words of similar meaning. As a result of the ultimate outcome of such risks and uncertainties, Web.com’s actual results could differ materially from those anticipated in these forward-looking statements.  These statements are based on Web.com’s current beliefs or expectations, and there are a number of important factors that could cause the actual results or outcomes to differ materially from those indicated by these forward-looking statements, including, without limitation, Web.com’s ability to integrate the Web.com and Register.com businesses, disruption from the transaction making it more difficult to maintain relationships with customers, employees or suppliers; risks related to the successful offering of the combined company's products and services; the risk that the anticipated benefits of the acquisition may not be realized; and other risks that may impact Web.com’s and Register.com’s businesses.  Other risk factors are set forth under the caption, "Risk Factors," in Web.com’s Annual Report on Form 10-K for the year ended December 31, 2010, as filed with the Securities and Exchange Commission, which is available on a website maintained by the Securities and Exchange Commission at www.sec.gov.  Web.com expressly disclaims any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein as a result of new information, future events or otherwise.

Contact:
Web.com
Susan Datz Edelman
Director, Investor Relations and Corporate Communications
904-680-6909
sedelman@web.com

ICR for Web.com
Kori Doherty
617-956-6730
   Kori.doherty@icrinc.com

Source:  Web.com

Web.com Group, Inc.
Consolidated Statements of Operations
(in thousands except per share data)
(unaudited)

	Three Months Ended March 31,
	2011	2010
Revenue:
Subscription	$38,779	$24,480
Professional services	702	648
Total revenue	39,481	25,128

Cost of revenue (excluding depreciation and amortization shown separately below):
Subscription	17,329	10,034
Professional services	378	478
Total cost of revenue	17,707	10,512

Gross profit	21,774	14,616

Operating expenses:
Sales and marketing	10,441	5,546
Research and development	3,549	2,271
General and administrative	6,445	3,775
Restructuring charges	96	60
Depreciation and amortization	4,821	3,279
Total operating expenses	25,352	14,931
Loss from operations	(3,578)	(315)

Other income:
Interest (expense) income, net	(1,584)	41
Loss before income taxes from continuing operations	(5,162)	(274)
Income tax expense	(573)	(471)
Net loss from continuing operations	(5,735)	(745)

Discontinued operations:
Gain (loss) from discontinued operations, net of tax	125	(9)
Income (loss) from discontinued operations, net of tax	125	(9)

Net loss	$(5,610)	$(754)

Basic earnings per share:
Loss from continuing operations attributable per common share	$(0.21)	$(0.03)
Income from discontinued operations attributable per common share	$-	$-
Net loss per common share	$(0.21)	$(0.03)

Diluted earnings per share:
(Loss) income from continuing operations attributable per common share	$(0.21)	$(0.03)
Income from discontinued operations attributable per common share	$-	$-
Net loss per common share	$(0.21)	$(0.03)

Weighted-average number of shares used in per share amounts:
Basic	26,618	25,410
Diluted	26,618	25,410

Web.com Group, Inc.
Consolidated Balance Sheets
(in thousands except per share data)

	March 31,	December 31,
	2011	2010
	(unaudited)	(audited)
Assets
Current assets:
Cash and cash equivalents	$17,816	$16,307
Restricted investments	301	300
Accounts receivable, net of allowance $680 and $523, respectively	9,614	8,100
Prepaid expenses	3,388	2,551
Prepaid registry fees	14,434	14,193
Deferred taxes	233	248
Deferred financing fees and other current assets	1,330	1,221
Total current assets	47,116	42,920

Restricted investments	1,110	1,110
Property and equipment, net	9,087	8,765
Prepaid registry fees	14,259	13,569
Goodwill	122,727	122,512
Intangible assets, net	102,905	106,843
Other assets	3,327	3,770
Total assets	$300,531	$299,489

Liabilities and stockholders' equity
Current liabilities:
Accounts payable	$3,181	$3,276
Accrued expenses	4,617	5,276
Accrued compensation and benefits	4,818	6,799
Accrued restructuring costs and other reserves	1,299	2,325
Deferred revenue	40,557	36,664
Current portion of debt	10,074	9,533
Other liabilities	1,215	1,180
Total current liabilities	65,761	65,053

Accrued rent expense	1,136	914
Deferred revenue	27,498	25,149
Long-term debt	88,553	93,623
Deferred tax liabilities	10,497	10,005
Other long-term liabilities	1,150	1,138
Total liabilities	194,595	195,882

Stockholders' equity
Common stock, $0.001 par value per share; 150,000,000 shares authorized; 28,955,566 and
27,756,227 shares issued and 28,955,566 and 27,340,062 shares outstanding at March 31, 2011 and December 31, 2010, respectively	29	27
Additional paid-in capital	269,469	263,453
Treasury Stock, at cost, 0 and 416,165 shares at March 31, 2011 and December 31, 2010,	-	(1,896)
Accumulated other comprehensive loss, net of income tax benefit	(15)	(40)
Accumulated deficit	(163,547)	(157,937)
Total stockholders' equity	105,936	103,607

Total liabilities and stockholders' equity	$300,531	$299,489

Web.com Group, Inc.
Reconciliation of GAAP to Non-GAAP Results
(in thousands except per share data)
(unaudited)

	Three Months Ended March 31,
	2011	2010
Reconciliation of GAAP revenue to non-GAAP revenue
GAAP revenue	$39,481	$25,128
Fair value adjustment to deferred revenue	5,619	10
Non-GAAP revenue	$45,100	$25,138

Reconciliation of GAAP net loss to non-GAAP net income
GAAP net loss	$(5,610)	$(754)
Amortization of intangibles	3,937	2,618
Gain on sale of assets	(2)	-
Stock based compensation	1,533	1,006
Income tax expense	573	471
Restructuring charges	96	60
Corporate development	13	-
Amortization of deferred financing fees	308	-
Cash income tax expense	(174)	(65)
Fair value adjustment to deferred revenue	5,619	10
Fair value adjustment to prepaid registry fees	93	-
Non-GAAP net income	$6,386	$3,346

Reconciliation of GAAP basic net loss per share to non-GAAP basic net income per share
Basic GAAP net loss per share	$(0.21)	$(0.03)
Amortization of intangibles per share	0.15	0.10
Gain on sale of assets per share	-	-
Stock based compensation per share	0.06	0.04
Income tax expense per share	0.02	0.02
Restructuring charges per share	-	-
Corporate development per share	-	-
Amortization of deferred financing fees per share	0.01	-
Cash income tax expense per share	(0.01)	-
Fair value adjustment to deferred revenue per share	0.22	-
Fair value adjustment to prepaid registry fees	-	-
Basic Non-GAAP net income per share	$0.24	$0.13

Reconciliation of GAAP diluted net loss per share to non-GAAP net income per share
Fully diluted shares:
Common stock	26,618	25,410
Diluted stock options	2,569	1,398
Diluted restricted stock	1,011	359
Total	30,198	27,167

Diluted GAAP net loss per share	$(0.21)	$(0.03)
Diluted equity per share	0.02	-
Amortization of intangibles per share	0.13	0.09
Gain on sale of assets per share	-	-
Stock based compensation per share	0.05	0.04
Income tax expense per share	0.02	0.02
Restructuring charges per share	-	-
Corporate development per share	-	-
Amortization of deferred financing fees per share	0.01	-
Cash income tax expense per share	(0.01)	-
Fair value adjustment to deferred revenue per share	0.20	-
Fair value adjustment to prepaid registry fees per share	-	-
Diluted Non-GAAP net income per share	$0.21	$0.12

Reconciliation of GAAP operating loss to non-GAAP operating income
GAAP operating loss	$(3,578)	$(315)
Amortization of intangibles	3,937	2,618
Stock based compensation	1,533	1,006
Restructuring charges	96	60
Corporate development	13	-
Fair value adjustment to deferred revenue	5,619	10
Fair value adjustment to prepaid registry fees	93	-
Non-GAAP operating income	$7,713	$3,379

Reconciliation of GAAP operating margin to non-GAAP operating margin

GAAP operating margin	-9%	-1%
Amortization of intangibles	9%	10%
Restructuring charges	0%	0%
Corporate development	0%	0%
Fair value adjustment to deferred revenue	14%	0%
Fair value adjustment to prepaid registry fees	0%	0%
Stock based compensation	3%	4%
Non-GAAP operating margin	17%	13%

Reconciliation of GAAP operating loss to adjusted EBITDA
GAAP operating loss	$(3,578)	$(315)
Depreciation and amortization	4,821	3,279
Stock based compensation	1,533	1,006
Restructuring charges	96	60
Corporate development	13	-
Fair value adjustment to deferred revenue	5,619	10
Fair value adjustment to prepaid registry fees	93	-
Adjusted EBITDA	$8,597	$4,040

Reconciliation of GAAP operating margin to adjusted EBITDA margin
GAAP operating margin	-9%	-1%
Depreciation and amortization	11%	13%
Stock based compensation	3%	4%
Restructuring charges	0%	0%
Corporate development	0%	0%
Fair value adjustment to deferred revenue	14%	0%
Fair value adjustment to prepaid registry fees	0%	0%
Adjusted EBITDA margin	19%	16%

	Three Months Ended March 31,
	2011	2010

Stock based compensation
Subscription (cost of revenue)	$188	$132
Sales and marketing	283	153
Research and development	210	144
General and administration	852	577
Total	$1,533	$1,006

Web.com Group, Inc.
Consolidated Statement of Cash Flows
(in thousands)
(unaudited)

	Three Months Ended March 31,
Cash flows from operating activities	2011	2010

Net loss	$(5,610)	$(754)

Adjustments to reconcile net loss to net cash provided by operating activities:
Gain on sale of discontinued operations, net of tax	(125)	-
Depreciation and amortization	4,821	3,279
Stock-based compensation expense	1,533	1,006
Deferred income tax benefit	402	398
Other non cash expenses	306	-
Changes in operating assets and liabilities:
Accounts receivable, net	(1,402)	800
Prepaid expenses and other assets	(809)	75
Prepaid registry fees	(931)	-
Accounts payable	643	481
Accrued expenses and other liabilities	(524)	(354)
Accrued compensation and benefits	(2,007)	(2,521)
Accrued restructuring	(1,026)	(440)
Deferred revenue	6,254	(121)
Net cash provided by operating activities	1,525	1,849

Cash flows from investing activities

Proceeds from sale of discontinued operations	125	-
Investment in intangible assets	-	(1,396)
Purchase of property and equipment	(1,993)	(384)
Net cash used in investing activities	(1,868)	(1,780)

Cash flows from financing activities

Stock issuance costs	(3)	(3)
Common Stock repurchased	(448)	(53)
Payment of debt obligations	(4,528)	(66)
Proceeds from exercise of stock options and other	6,831	76
Net cash provided by (used in) financing activities	1,852	(46)

Net increase in cash and cash equivalents	1,509	23
Cash and cash equivalents, beginning of period	16,307	39,427
Cash and cash equivalents, end of period	$17,816	$39,450

Supplemental cash flow information:
Interest paid	$1,290	$9
Income tax paid	$497	$64